Amendment No. 1 to SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of the 4th day of July, 2012 by and among Afinsa Bienes Tangibles, S.A. En Liquidación, a Spanish corporation (“Afinsa”), Auctentia, S.L., a Spanish corporation (“Auctentia” and together with Afinsa, the “Selling Stockholders”), and Spectrum Group International, Inc., a Delaware corporation (“Purchaser”). Reference is made to that certain Securities Purchases Agreement, dated as of March 5, 2012, by and among the Selling Stockholders and Purchaser (the “Purchase Agreement”). Terms used but not defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, the Selling Stockholders and Purchaser (collectively, hereinafter the “Parties”) are parties to the Purchase Agreement, whereby the Selling Stockholders have agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Selling Stockholders, the Securities, on the terms and conditions set forth in the Purchase Agreement; and
WHEREAS, the Purchase Agreement provides for, among other things, an Outside Date of July 15, 2012; and
WHEREAS, Parties wish to amend the Purchase Agreement as set forth more particularly in this Amendment.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I. AMENDMENTS

1.In accordance with Section 7.7 of the Purchase Agreement, the Purchase Agreement is hereby amended, as of the date thereof, as follows:

(a)The following definitions are hereby added to Section 1.1:

““Interest Payment” is defined in Section 2.2.”

““Offering Proceeds” is defined in Section 4.2(d).”

(b)The definition of “Termination Fee” is hereby deleted and replaced with the following:

““Termination Fee” means $2,912,500.00 (constituting 5% of the Purchase Price) plus simple interest accrued thereon from July 15, 2012 through the date such Termination Fee is paid, at a rate equal to five percent (5%) per annum, and calculated on the basis of a 360-day year consisting of twelve 30-day months and actual days elapsed in the period in which interest accrues.”

(c)The definition of “Willful Termination Fee” is hereby deleted and replaced with the following:

““Willful Termination Fee” means $3,500,000.00 plus simple interest accrued thereon from July 15, 2012 through the date such Willful Termination Fee is paid, at a rate equal to five percent (5%) per annum, and calculated on the basis of a 360-day year consisting of twelve 30-day months and actual days elapsed in the period in which interest accrues.”

(d)The following sentence is hereby added to the end of Section 2.2:

“In the event that the Closing (as defined herein) does not take place on or prior to July 15, 2012, simple interest shall accrue on the Purchase Price from July 15, 2012 through the Closing Date (as defined herein) and be payable by the Company to the Selling Stockholders at the Closing (in the same proportion and in the same manner as the Purchase Price is payable to the Selling Stockholders), at a rate equal to five percent (5%) per annum, and calculated on the basis of a 360-day year consisting of twelve 30-day months and actual days elapsed in the period in which interest accrues (the “Interest Payment”).”

(e)The phrase “the Purchase Price” in Section 2.3(b)(v) is hereby deleted and replaced with the phrase “the Purchase Price and the Interest Payment, if any,”.

(f)Section 4.2(d) is hereby deleted and replaced with the following:

“(d)    (i) all conditions to the consummation of the Rights Offering (other than any condition of the Rights Offering relating to the consummation of the transactions contemplated hereby) shall have been satisfied and Purchaser shall have received at least $37,284,134.00 in aggregate net proceeds from the Rights Offering and any private placement made in conjunction therewith (the “Offering Proceeds”) and (ii) Purchaser shall have the necessary funds, together with the Offering Proceeds, to pay in full the Purchase Price;”

(g)The following subsection (d) is added to the end of Section 5.2:

“(d)    Purchaser shall keep representatives of the Selling Stockholders reasonably and currently informed of the efforts of Purchaser to procure satisfaction of the condition set forth in Section 4.2(d) regarding the funds necessary to pay in full the Purchase Price, including, without limitation, (i) delivering to such representatives of the Selling Stockholders copies of all proposed amendments to the Registration Statement and providing such representatives with a reasonable opportunity to review and comment on such amendments prior to the filing thereof, and (ii) providing such representatives, on a timely basis, copies of all material documents in respect of the Rights Offering, the proposed private placement and any other financing arrangements entered into by Purchaser to procure the funds necessary to consummate the transactions contemplated hereby.”

(h)The phrase “July 15, 2012” in Section 6.1(b)(i) is hereby deleted and replaced with the phrase “September 15, 2012”.

(i)The phrase “June 10, 2012” in Sections 6.1(d) and 6.2(c) is hereby deleted and replaced with the phrase “August 1, 2012”.

II. MISCELLANEOUS

2.Except as set forth in this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

3.This Amendment may be executed in one or more counterparts.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first above written.

Afinsa Bienes Tangibles, S.A. EN LIQUIDACIóN

By:___/s/ Javier Díaz-Gálvez de la Cámara
Name: Javier Díaz-Gálvez de la Cámara
Title: Trustee

By: /s/ Benito Agüera Marín
Name: Benito Agüera Marín
Title: Trustee

By: /s/ Carmen Salvador Calvo
Name: Carmen Salvador Calvo
In representation of Tesoreria General del la Seguridad Social
Title: Trustee

Auctentia, S.L.

By: /s/ Javier Díaz-Gálvez de la Cámara
Name: Javier Díaz-Gálvez de la Cámara
Title: Joint Administrator

By: /s/ Benito Agüera Marín
Name: Benito Agüera Marín
Title: Joint Administrator

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Spectrum Group International, Inc.

By: /s/ Greg Roberts
Name: Greg Roberts
Title: President and CEO